UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


      Date of report (Date of earliest event reported) - November 14, 2006

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)


        Delaware                    0-24414                      75-1638027
(State or other jurisdiction      (Commission                  (IRS  Employer
       of incorporation)          File Number)               Identification No.)


                      4441 Sigma Road, Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 233-2903
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 140.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2006 the Compensation Committee (the "Compensation Committee") of the Board of Directors of RF Monolithics, Inc. (the "Company") approved awards of restricted stock units to each of the Company's Executive Officers, as follows: Joseph E. Andrulis, 4,000 units, Darrell L. Ash, 2,000 units, Harley E Barnes, III, 4,000 units, David B. Crawford, 4,000 units, James P. Farley, 4,000 units, Robert J. Kansy, 4,000 units, David M. Kirk, 8,000 units, Jon S. Prokop, 4,000 units, and Robert M. Gemmell, 2,000 units. In Addition, the Compensation Committee approved awards of restricted stock units totaling 15,000 in aggregate to fourteen non-executive employees. All the awards were made pursuant to the RF Monolithics, Inc. 1997 Equity Incentive Plan, as amended (the "1997 Plan"). When and to the extent that each restricted stock unit vests, subject to the terms and conditions of the award and the 1997 Plan, the recipient will be entitled to receive one share of the Company's common stock. The awards are scheduled to vest in four equal annual installments, with the first vesting date set for the first trading day after January 13, 2008.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                RF MONOLITHICS, INC.


                                                By:  /s/ Harley E Barnes, III
                                                --------------------------------
                                                Harley E Barnes, III
                                                Chief Financial Officer


Date: November 20, 2006